EXHIBIT 10.6

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 5 TO LICENSE AGREEMENT

This Amendment No. 5 to the Restated License Agreement effective as of November 1, 1994 as previously amended by Amendment No. 1 thereto dated January 15, 1995, Amendment No. 2 thereto dated April 1, 1998, Amendment No. 3 thereto dated July 28, 2000, and Amendment No. 4 thereto dated October 27, 2000 (such Amendment, “Amendment No. 4,” and such Restated License Agreement together with such Amendments, collectively, the “License Agreement”), is made as of the 1st day of March, 2003, by and between STANDARD & POOR’S (“S&P”), a division of The McGraw-Hill Companies, Inc., a New York corporation having an office at 55 Water Street, New York, New York 10041, and the CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED (“CBOE”), having an office at 400 South LaSalle, Chicago, Illinois 60605.

W I T N E S S E T H:

WHEREAS, in Amendment No. 4, among other things, CBOE agreed to permit S&P to grant licenses in respect of the S&P 100 Index for use as the underlying interest of ETFs, provided that the issuer of any such ETFs agree to list the ETFs on CBOE exclusively; and

WHEREAS, the parties now desire to modify the License Agreement to permit S&P to enter into license agreements with other Organized Securities Markets that desire to use the S&P Marks and/or the S&P 100 Index in connection with the unlisted trading of any such ETFs.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the License Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

2.             CBOE agrees that, notwithstanding any other provision of the License Agreement, S&P may enter into license agreements with one or more other Organized Securities Markets authorizing such market or markets to use the S&P Marks and/or the S&P 100 Index in connection with the unlisted trading of ETFs indexed to the S&P 100 Index that are listed on CBOE.

3.             In consideration for CBOE’s agreement as set forth in paragraph 2 of this Amendment No. 5, S&P shall pay to CBOE [*confidential treatment requested/material filed separately*] percent ([*confidential treatment requested/material filed separately*]%) of any license fees received by S&P pursuant to license agreements described in paragraph 2.  S&P shall determine any amount that it owes to CBOE pursuant to this paragraph on a calendar quarterly basis, and any amount owed shall be paid within forty-five (45) days after the end of the quarter to which the payment relates.  Each payment shall be accompanied by a full accounting of the calculation of the amount of the payment.

4.             (a) If S&P establishes a license fee in any license agreement with one or more Organized Securities Markets as permitted in paragraph 2 of this Amendment No. 5 that is less than the license fee provided for in clause 5(a)(vi) of the License Agreement (added to the License Agreement in Amendment No. 4), S&P shall promptly notify CBOE thereof, and during the effectiveness of any such license agreement the license fee payable by CBOE with respect to ETFs indexed to the S&P 100 Index will be calculated at the same rate as the lowest license fee payable by any other Organized Securities Market with respect to such ETFs instead of at the rate specified in said clause 5(a)(vi).

(b) If S&P becomes aware that any Organized Securities Market other than CBOE is holding itself out as providing a marketplace for trading an ETF indexed to the S&P 100 Index

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

on any regular or ongoing basis, whether by listing or pursuant to unlisted trading privileges, and such Organized Securities Market is doing so without having entered into a license agreement with S&P and therefore without paying a license fee to S&P, for so long as such trading continues on such Organized Securities Market CBOE shall not be required to pay any license fee to S&P with respect to ETFs indexed to the S&P 100 Index notwithstanding the provisions of clause 5(a)(vi) of the License Agreement.

5.             Although the parties disagree whether, if one or more other Organized Securities Markets uses the S&P Marks and/or the S&P 100 Index in connection with the unlisted trading of ETFs indexed to the S&P 100 Index that are listed on CBOE without entering into a license agreement with S&P, such unlicensed trading would trigger the rights and obligations of the parties under subsection 10(b) of the License Agreement, the parties agree not to base any argument as to whether subsection 10(b) would apply in that circumstance on either the fact that CBOE agreed to paragraph 2 of this Amendment No. 5 or any grant by S&P of one or more licenses to any other Organized Securities Markets for the unlisted trading of ETFs indexed to the S&P 100 Index as permitted by paragraph 2 of this Amendment No. 5.

6.             All other terms of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to be executed as of the effective date set forth above.

CHICAGO BOARD OPTIONS		STANDARD & POOR’S,
EXCHANGE, INCORPORATED		a division of The McGraw-Hill
Companies, Inc.

BY:	/s/ Richard G. DuFour	BY:	/s/ Robert A. Shakotko

TITLE:	Executive Vice President	TITLE:	Managing Director, Index Services